Exhibit 99.1

For Immediate Release
Citigroup Inc. (NYSE: C)
December 24, 2010

Citigroup Inc. Announces Exchange Offer and Consent Solicitation for Certain Series of CitiFinancial Credit Company’s Outstanding Notes

NEW YORK – Citigroup Inc. today announced the commencement of an exchange offer (the “Exchange Offer”) and solicitation of certain consents (the “Solicitations” and, together with the Exchange Offer, the “Offers”)) in respect of certain series of notes (the “Old Notes”) issued by Citi’s wholly owned subsidiary, CitiFinancial Credit Company (formerly Commercial Credit Company), as set forth below.  The Old Notes have an aggregate principal amount outstanding of approximately $392 million. The Exchange Offer is being made only to Eligible Holders (as defined below), and the Solicitations are being made to both Eligible Holders and Permitted Holders (as defined below).  The purpose of the Exchange Offer and Solicitations is to provide Citi Holdings greater flexibility with respect to the business and assets of CitiFinancial Credit Company.

Old Notes to be Exchanged and as to which Consents are Solicited	CUSIP No.	Outstanding Principal Amount	Exchange Offer Consideration ¹	Early Exchange Consideration ¹	Total Exchange Consideration ¹	Consent Payment per $1,000 Principal Amount of Old Notes ²
6.625% Notes due 2015 issued by CitiFinancial Credit Company	201615 DE8	$192,226,000	$1,057.50 principal amount of Citigroup 4.75% Notes due 2015	$20.00 principal amount of Citigroup 4.75% Notes due 2015	$1,077.50 principal amount of Citigroup 4.75% Notes due 2015	$20.00
7.875% Notes due 2025 issued by CitiFinancial Credit Company	201615 CY5	$200,000,000	$1,122.50 principal amount of Citigroup 4.75% Notes due 2015	$20.00 principal amount of Citigroup’s 4.75% Notes due 2015	$1,142.50 principal amount of Citigroup 4.75% Notes due 2015	$20.00
¹ Per $1,000 principal amount of Old Notes accepted for exchange.
² Permitted Holders are only eligible to deliver a consent for a cash payment as set forth above (the “Consent Payment”); Eligible Holders may either (i) exchange their Old Notes for New Citigroup Notes (as defined below) and deliver consents with respect to such Old Notes, or (ii) deliver consents with respect to their Old Notes without exchanging such Old Notes for the Consent Payment.  An Eligible Holder that participates in the Exchange Offers at or prior the Early Tender Date (as defined below) will be eligible to receive the Early Exchange Consideration (as defined below) as consideration for such Eligible Holder’s consent and will not be eligible to receive the Consent Payment.

The Exchange Offer and Solicitation are being made to Eligible Holders pursuant to (i) an offering memorandum and related letter of transmittal (the “Offering Memorandum” and the “Letter of Transmittal”) dated December 24, 2010, which set forth in more detail the terms and conditions of the Exchange Offer and Solicitations.  The Solicitation is being made to Permitted Holders pursuant to a solicitation statement and related letter of consent (the “Solicitation Statement” and the “Letter of Consent”) dated December 24, 2010, which set forth in more detail the terms and conditions of the Solicitations.

An “Eligible Holder” is a beneficial owner of an Old Note who is either (1) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (“QIBs”) or (2) outside the United States and a person other than a “U.S. person” as defined in Rule 902 under the Securities Act.  A “Permitted Holder” is a person shown on the records of the registrar as a registered holder of an Old Note who is neither an Eligible Holder nor acting on behalf of an Eligible Holder.

Eligible Holders have the opportunity to either (i) exchange any and all of their outstanding Old Notes for Citi’s intermediate term benchmark notes (the “New Citigroup Notes”), thereby delivering consents, or (ii) deliver consents for the Consent Payment without tendering their Old Notes, upon the terms and subject to the conditions set forth in the Offering Memorandum and Letter of Transmittal.  Eligible Holders who deliver their Old Notes in exchange for New Citigroup Notes in the Exchange Offer will not be eligible to receive the Consent Payment as the Early Exchange Consideration will be consideration for such

Eligible Holder’s consent (provided that the Eligible Holder tenders the Old Notes prior to or on the Early Tender Date (as defined below) and does not withdraw them prior to the revocation deadline (as described in the Offering Memorandum).

Interest on the New Citigroup Notes will accrue from November 19, 2010.  Eligible Holders whose Old Notes are accepted for exchange will receive (in addition to the Total Exchange Consideration or Exchange Offer Consideration) an amount in cash equal to (i) the amount of accrued but unpaid interest in respect of the applicable series of Old Notes from the last interest payment date of such Old Notes to, but excluding, the settlement date, less (ii) the amount of accrued but unpaid interest in respect of the principal amount of New Citigroup Notes received in exchange for such Old Notes, from November 19, 2010 to, but excluding, the settlement date.

Permitted Holders may deliver their consents in exchange for the Consent Payment, upon the terms and subject to the conditions set forth in the Solicitation Statement and Letter of Consent.

The Solicitations will expire at 5:00 p.m., New York City time, on January 7, 2011, unless extended or earlier terminated.  The Exchange Offers will expire at 11:59 p.m., New York City time, on January 24, 2011, unless extended or earlier terminated (the “Expiration Date”).  To be eligible to receive the Total Exchange Consideration, Eligible Holders must validly tender (and not validly withdraw) their Old Notes at or prior to 5:00 p.m. on January 7, 2011 (the “Early Tender Date”).  To be eligible to receive the Consent Payment, Eligible Holders and Permitted Holders must validly deliver (and not validly withdraw) their consents at or prior to 5:00 p.m. on January 7, 2011 (the “Consent Date”).

The consummation of the Exchange Offer and Solicitations are subject to, and conditional upon, the satisfaction or waiver of the conditions described in the Offering Memorandum and Consent Solicitation Statement, including the receipt of consents from 66 2/3% of the outstanding aggregate principal amount of each series of Old Notes.  Citi reserves the right, in its sole discretion, to waive any one or more of the conditions to the Exchange Offer or Solicitations at any time.

The Offering Memorandum and related Letter of Transmittal are expected to be distributed to Eligible Holders beginning today. The Solicitation Statement and related Letter of Consent are expected to be distributed to Permitted Holders beginning today.

The complete terms and conditions of the Exchange Offer are set forth in the Offering Memorandum and Letter of Transmittal. Documents relating to the Exchange Offer will only be distributed to Eligible Holders who complete and return a letter of eligibility confirming that they are Eligible Holders. Eligible Holders who desire a copy of the eligibility letter should contact Global Bondholder Services Corporation, the information agent for the Exchange Offer, at (866) 612-1500 (toll free) or 212-925-1630 (collect).

The New Citigroup Notes have not been registered under the Securities Act of 1933, and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act.

None of Citi, its board of directors, the dealer manager, the depository or the information agent makes any recommendation as to whether any Eligible Holder or Permitted Holder of the Old Notes should deliver consents, or whether any Eligible Holder of the Old Notes should tender or refrain from tendering in exchange for New Citigroup Notes.

This press release is neither an offer to purchase nor a solicitation to buy any notes nor is it a solicitation for acceptance of the Offers. Citi is making the Offers only by, and pursuant to the terms of, the Offering Memorandum, the related Letter of Transmittal, the Solicitation Statement, and the related Letter of Consent. The Offers are not being made to (nor will consents or tenders of Notes be accepted from or on behalf of) holders of notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. This announcement must be read in conjunction with the Offering Memorandum or Solicitation Statement and the related Letter of Transmittal or Letter of Consent.

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Citi

Citi, the leading global financial services company, has approximately 200 million customer accounts and does business in more than 160 countries and jurisdictions. Through Citicorp and Citi Holdings, Citi provides consumers, corporations, governments and institutions with a broad range of financial products and services, including consumer banking and credit, corporate and investment banking, securities brokerage, transaction services, and wealth management.

Certain statements in this release, including without limitation the consummation of the exchange offer and solicitations, are "forward-looking statements" within the meaning of the rules and regulations of the SEC. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors, including without limitation participation in the exchange offer and/or the consents received.

Contact:	Jon Diat	(212) 793-5462